Exhibit 10.3

MPHASE TECHNOLOGIES, INC.

THIS WARRANT AND THE SECURITIES UNDERLYING THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

COMMON STOCK PURCHASE WARRANT

Issuance Date: January 11, 2019

THIS IS TO CERTIFY that, for value received, Anshu Bhainagar, an individual, or his assigns (the “Holder”) is entitled, subject to the terms and conditions set forth herein, to purchase from MPhase Technologies, Inc., a New Jersey corporation (the “Company”) that number of fully paid and nonassessable shares of common stock of the Company with no par value (the “Common Stock”) as set forth in section 2(A) and section 2(B) herein (the “Warrant Securities”) at an exercise price of $0.0001 per share, but subject to adjustment as provided in Section 4 below (the “Exercise Price”).

1. Exercisability.

(A) This Warrant may be exercised upon vesting as set forth in Section 2, by presentation and surrender hereof to the Company of a notice of election to purchase duly executed and accompanied by payment by check or wire transfer of the Exercise Price or such other method contemplated hereby. A stock certificate representing the appropriate number of shares of the Common Stock shall be delivered to the Holder hereof within five (5) business days following the date of exercise.

(B) Cashless Exercise of Warrants. Notwithstanding any provisions herein to the contrary, the Holder may exercise this Warrant on a cashless basis into that number of shares of the Company’s Common Stock by surrender of this Warrant at the principal office of the Company together with the properly endorsed form of election to purchase in which event the Company shall issue to the holder hereof a number of shares of the Company’s Common Stock computed using the following formula:

X = Y(A-B)

    A

Where X - the number of shares of the Company’s Common Stock to be issued to the holder hereof:

Y = the number of shares of the Company’s Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

A = the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation): and

B = the Exercise Price, as adjusted hereunder.

All references herein to an “exercise” of the Warrant shall include an exercise of the Warrant pursuant to this Section. For the purposes of the above calculation. the “Fair Market Value” of one share of the Company’s Common Stock as of a particular date shall mean:

(a) if traded on a securities exchange such as NASDAQ or NYSE, the Fair Market Value shall be deemed to be the closing price of the Common Stock of the Company on such exchange or market on the date in question. If there is no closing price for such Common Stock on the date in question, then the Fair Market Value shall be the closing price on the last preceding date for which such a quotation exists;

(b) if actively traded over-the-counter, the Fair Market Value shall be deemed to be the closing bid price of the Common Stock of the Company on the date in question. If there is no closing bid price for such Common Stock on the date in question, then the Fair Market Value shall be the closing bid price on the last preceding date for which such a quotation exists;

(c) if the Company’s Common Stock is traded on multiple platforms, the Board of Directors of the Company shall determine the primary market for such Common Stock; and

(d) If there is no active public market, the Fair Market Value shall be the value thereof as determined in good faith by the Company’s Board of Directors after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

A stock certificate representing the appropriate number of shares of the Common Stock shall be delivered to the holder hereof within five (5) business days following the date of exercise.

2. Vesting Schedule. This Warrant shall vest as follows:

(A) the right to acquire 4% shares of Warrant Securities pursuant to this Warrant which will vest in full upon the date of grant which shall occur each time the Company’s revenues increase by $1,000,000 provided that such right will only vest up to the number of shares that would bring the total amount of Holder’s beneficial ownership of the Company’s Common Stock, as calculated on January 11, 2019 pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, up to, but not in excess of, eighty percent (80%) of the fully diluted Common Stock of the Company; and

(B) the right to acquire the number of Warrant Securities that would increase the Holder’s beneficial ownership of the Company’s common stock, as calculated on January 11, 2019 pursuant to Rule 13d-3 of the Securities Exchange Act, and after taking into consideration the shares acquired pursuant to Sections 2(A) above, to eighty (80) percent of the Company’s outstanding shares of common stock, will vest in full upon the date of grant which shall occur when any of the following events occur:

i.	completes a stock or asset purchase of Scepter Commodities LLC; or
ii.	a stock or asset purchase of any other entity, either of which, in the aggregate, together with prior revenue increases achieved by the Company, shall result in the consolidated revenues of the Company being not less than $15,000,000; or
iii.	growing a similar business organically to include contracts generating revenues in excess of $15,000,000; or
iv.	The Company meets the listing requirement of either the NYSE or NASDAQ on the filing of a Form 10Q.

3. Manner of Exercise. In case of the purchase of less than all the Warrant Securities, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of this Warrant, the issuance of certificates for securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the holder including, without limitation, any tax that may be payable in respect of the issuance thereof: provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder.

If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Securities so purchased, upon presentation and surrender to the Company of the form of election to purchase attached hereto duly executed, and accompanied by payment of the Exercise Price.

4. Adjustment in Number of Shares.

(A) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 4(A) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(B) Subsequent Rights Offering. In addition to any adjustments pursuant to Section 4(A) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the vested portion of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. “Common Stock Equivalents” means any convertible security or warrant, option or other right to subscribe for or purchase any additional shares of Common Stock or any convertible security.

(C) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the Issuance Date, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the vested portion of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(D) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively convened into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Security that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors or the consideration is not in all stock of the Successor Entity, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined below) of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction. Any cash payment will be made by wire transfer of immediately available funds within five (5) business days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. “Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five (5) business days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capita] stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company`” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

5. No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

6. No Stockholder Rights. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

7. Exchange. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

8. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

9. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

10. Notices to Holder. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

(a) the Company shall lake a record of the holders of any class of its securities for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company;

(b) the Company shall offer to all the holders of a class of its securities any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option or warrant to subscribe therefor; or

(c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed.

then, in any one or more said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

11. Transferability. This Warrant may not be transferred or assigned by the Holder without prior written approval by the Company, except for a Permitted Transfer, A “Permitted Transfer” means a transfer to the Holder’s family members or a trust for their benefit upon the death of the Holder or for estate planning purposes of the Holder.

12. Informational Requirements. The Company will transmit to the Holder such information, documents and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

13. Notice. Notices to be given to the Company or the Holder shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger, or by facsimile transmission. Notices shall be deemed to have been received on the date of personal delivery or facsimile transmission. The address of the Company and of the Holder shall be as set forth in the Company’s books and records.

14. Choice of Law and Venue. This Warrant and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Maryland including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the State of Maryland, County of Montgomery.

15. Successors. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective legal representatives, successors and assigns.

16. Attorneys’ Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on the date set forth below.

Dated: January 11, 2019	MPhase Technologies, Inc.,
a New Jersey corporation

/s/ Ronald Durando
By: Ronald Durando
Its: Chief Executive Officer

FORM OF ELECTION TO PURCHASE

Date: _________________

MPHASE TECHNOLOGIES, INC.

Attn: [________]

Ladies and Gentlemen:

(1) The undersigned hereby elects to purchase                     Warrant Securities of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(B), to exercise this Warrant with respect to the maximum number of Warrant Securities purchasable pursuant to the cashless exercise procedure set forth in subsection 1(B).

(3) Please issue said Warrant Securities in the name of the undersigned or in such other name as is specified below:

_________________________________

The Warrant Securities shall be delivered to the following DWAC Account Number:

_________________________________

_________________________________

_________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:

____________________________________________________________________________

Signature of Authorized Signatory of Investing Entity:

___________________________________________________

Name of Authorized Signatory:

____________________________________________________________________________

Title of Authorized Signatory:

____________________________________________________________________________